Exhibit 99.1

News for Immediate Release

Contact: Dana Arvidson

Investor Relations

First Marblehead

800 Boylston Street, 34th FL

Boston, MA 02199

617.638.2065

Operating Results Improve 26% as Monogram®-based Loan Originations Climb 170%

BOSTON, MA, November 1, 2012 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the first quarter of fiscal 2013.

For the first quarter of fiscal 2013, the Company recorded a net loss from continuing operations of $13.9 million, or $(0.14) per common share, compared to a net loss from continuing operations for the first quarter of fiscal 2012 of $18.8 million, or $(0.19) per common share, a 26% improvement. The $4.9 million improvement was principally driven by a $2.4 million decrease in general and administrative expenses as a result of $1.5 million in lower loan acquisition costs. Compensation and benefits expenses declined $2.1 million, reflective of the Company’s expense reduction efforts. Total revenues rose $1.6 million on a $1.3 million increase in Monogram-based loan program fee income.

Booked Monogram-based loan volume totaled $84.5 million for the quarter ended September 30, 2012, up $53.2 million, or 170%, from the quarter ended September 30, 2011, when $31.3 million was booked.

“The substantial volume growth this quarter, and more importantly, the ultra-high credit quality of that volume, affirms our belief that our Monogram platform truly represents the next generation of student lending. The Company booked over 30% more in the first fiscal quarter, which is historically our strongest, than in the entire previous fiscal year,” said Daniel Meyers, Chairman and Chief Executive Officer. “We believe our ability to effectively design, market and originate these types of assets coupled with our acquisition of the operating assets of Cology, Inc., a private student loan processor for over 250 credit unions and lending institutions, uniquely positions First Marblehead for a return to scale in the private student loan marketplace,” added Mr. Meyers.

Company Liquidity

As of September 30, 2012, the Company had $186.9 million in cash, cash equivalents and short-term investments compared to $208.5 million at June 30, 2012.

The decrease of $21.6 million resulted primarily from $10.8 million required to fund operations, $4.9 million to fund deposits in participation interest accounts on behalf of certain partnered lenders related to increased loan origination activity, and the continued investment in higher yielding assets, including education loans.

Net operating cash usage* for the quarter ended September 30, 2012 was $10.8 million, an improvement of approximately $5.0 million, or 32%, from the same period a year ago.

* See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on November 1, 2012 at 5:00 p.m. Eastern time to discuss its operating results. Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under “For Investors”, or by dialing (877) 883-0383 in the United States or (412) 902-6506 from abroad and entering the pass code 3694385.

A replay will be available approximately one hour after completion of the call on First Marblehead’s website or by dialing (877) 344-7529 from the U.S. or (412) 317-0088 from abroad, and entering the pass code 10020506. The replay will be available for two weeks.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans, and retail savings, money market and time deposit products. For more information, please see www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com. First Marblehead’s subsidiary, First Marblehead Education Loan Services, LLC, d/b/a Cology, Inc., is a leading provider of end-to-end private student loan origination and repayment servicing solutions for lenders. For more information, please see www2.cology.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results and liquidity, including the characteristics, pricing or performance of future Monogram-based private education loan portfolios, and our expectations as to future financial success, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of November 1, 2012. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, facilitated loan volumes and resulting cash flows or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with the Monogram platform; our success in designing, implementing and commercializing private education loan programs through Union Federal, including receipt of and compliance with regulatory approvals and conditions with respect to such programs; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including any challenge to tax refunds previously received as a result of the audit being conducted by the Internal Revenue Service; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; the possibility that we may be unable to achieve expected synergies and operating efficiencies in the Cology transaction within our expected time-frames or at all; revenues following the Cology transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or clients) may be greater than expected following the Cology transaction; the retention of certain key employees at Cology; other business effects, including the effects of industry, economic or political conditions outside of First Marblehead’s or Cology’s control, including changes in the financing preferences of credit unions; transaction costs; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used in determining the estimate of the fair value of service revenue receivables; and the other factors set forth under the caption “Part I– Item 1A. Risk Factors” in First Marblehead’s annual report on Form 10-K filed with the Securities and Exchange Commission on September 12, 2012. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the loan portfolios held by the GATE Trusts, Union Federal or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; and interest rate trends. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

First Marblehead Corporation and Subsidiaries

Consolidated Statements of Operations

For the Three Months Ended September 30, 2012 and 2011

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	2012	2011
Revenues:
Net interest income:
Interest income	$1,193	$554
Interest expense	(273)	(239)

Net interest income	920	315
Provision for loan losses	74	172

Net interest income after provision for loan losses	994	487
Non-interest revenues:
Tuition payment processing fees	7,424	7,279
Administrative and other fees	3,415	2,389
Fair value changes to service revenue receivables	838	948

Total non-interest revenues	11,677	10,616

Total revenues	12,671	11,103
Non-interest expenses:
Compensation and benefits	8,813	10,901
General and administrative	17,395	19,780

Total non-interest expenses	26,208	30,681

Loss from operations	(13,537)	(19,578)
Other income	—	1,124

Loss from continuing operations, before income taxes	(13,537)	(18,454)
Income tax expense from continuing operations	395	339

Loss from continuing operations	(13,932)	(18,793)
Discontinued operations, net of taxes	—	(69,165)

Net loss	$(13,932)	$(87,958)

Net loss per basic and diluted common share:
From continuing operations	$(0.14)	$(0.19)
From discontinued operations	—	(0.68)

Total basic and diluted loss per share	$(0.14)	$(0.87)

Basic and diluted weighted-average common shares outstanding	102,061	101,334

The First Marblehead Corporation and Subsidiaries

Consolidated Balance Sheets

As of September 30, 2012 and June 30, 2012

(Unaudited)

(dollars in thousands)

	September 30, 2012	June 30, 2012
Assets
Cash and cash equivalents	$126,834	$123,497
Short-term investments, at cost	60,029	85,007
Restricted cash	83,527	65,401
Investments available-for-sale, at fair value	74,130	68,598
Education loans held-to-maturity, net of allowance of $1,360 and $1,309	45,374	33,095
Mortgage loans held-to-maturity, net of allowance of $648 and $591	9,163	7,811
Deposits for participation interest accounts, at fair value	8,979	4,039
Service revenue receivables, at fair value	16,067	16,341
Goodwill	19,548	19,548
Intangible assets, net	20,389	20,922
Property and equipment, net	4,957	4,570
Other assets	11,448	8,976

Total assets	$480,445	$457,805

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$100,620	$83,428
Restricted funds due to clients	123,713	104,981
Accounts payable, accrued expenses and other liabilities	16,493	18,133
Income taxes payable	24,089	23,414
Net deferred income tax liability	976	861

Total liabilities	265,891	230,817
Commitments and contingencies:
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000 shares authorized; 133 shares issued and outstanding	1	1
Common stock, par value $0.01 per share; 250,000 shares authorized; 110,922 and 110,658 shares issued; 102,206 and 102,002 shares outstanding	1,109	1,106
Additional paid-in capital	453,791	452,726
Accumulated deficit	(54,559)	(40,627)
Treasury stock, 8,716 and 8,656 shares held, at cost	(186,897)	(186,828)
Accumulated other comprehensive income	1,109	610

Total stockholders’ equity	214,554	226,988

Total liabilities and stockholders’ equity	$480,445	$457,805

The First Marblehead Corporation and Subsidiaries

Loan Volume Data

For the Three Months Ended September 30, 2012 and 2011

(Unaudited)

(dollars in thousands)

The following table presents certain loan origination metrics with respect to our Monogram-based programs for the three months ended September 30, 2012 and September 30, 2011:

	For three months ended September 30, 2012			For three months ended September 30, 2011
	Partnered Lending	Union Federal	Total	Partnered Lending	Union Federal	Total
Booked Loans	$63,089	$21,378	$84,467	$14,798	$16,481	$31,279
Disbursed Loans	33,077	12,925	46,002	7,256	7,479	14,735

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that we refer to as “net operating cash usage” and that was not prepared in accordance with GAAP. We define “net operating cash usage” to mean approximate cash required to fund our operations. “Net operating cash usage” is not directly comparable to our consolidated statement of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourages the use of, and emphasis on, non-GAAP financial metrics and requires companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting our core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measure is also used by the Company in its financial and operational decision-making.

The Company believes that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of its quarterly results, including its non-interest expenses and quarter-end liquidity position. In addition, the Company’s presentation of this non-GAAP financial measure is consistent with how it expects that analysts may calculate their estimates of its financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate its financial results.

There are limitations associated with reliance on any non-GAAP financial measure because any such measure is specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies, while also gaining a better understanding of its operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. “Net operating cash usage” excludes the effects of income taxes, acquisitions or divestitures, participation interest account net fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.

In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss from continuing operations before income taxes, for the three months ended September 30, 2012 and 2011 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries

Net Operating Cash Usage, a non-GAAP Financial Measure

For the Three Month Periods Ended September 30, 2012 and 2011

(Unaudited)

(dollars in thousands)

	September 30,
	2012	2011
Loss from continuing operations, before income taxes	$(13,537)	$(18,454)
Adjustments to net loss from continuing operations, before income taxes:
Fair value changes to service revenue receivables	(838)	(948)
Depreciation and amortization	1,006	1,234
Stock-based compensation	1,068	1,342
TMS deferred revenue	1,458	781
Cash receipts from trust distributions	1,112	28
Other, net of cash flows from FMDS in 2011	(1,107)	147

Non-GAAP net operating cash usage	$(10,838)	$(15,870)